EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44337) pertaining to the Employee Stock Purchase Plan of CTC Communications Group, Inc. (as successor to CTC Communications Corp.), the Registration Statement (Form S-8 No. 333-17613) pertaining to the 1996 Stock Option Plan of CTC Communications Group, Inc., the Registration Statement (Form S-8 No. 333-68767) pertaining to the 1998 Incentive Plan, the 1996 Stock Option Plan and the Employee Stock Purchase Plan of CTC Communications Group, Inc. and the Registration Statement (Form S-8 No. 333-93735) pertaining to the 1999 Equity Incentive Plan for Non-Employee Directors, the 1998 Incentive Plan and the 1993 Stock Option Plan of CTC Communications Group, Inc., of our report dated May 18, 2000, except for Note 2, as to which the date is June 26, 2000, with respect to the consolidated financial statements and schedule of CTC Communications
Group, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.

Boston, Massachusetts
June 26, 2000

                                   /s/    Ernst & Young LLP